Exhibit 10.c

RECEIVABLES PURCHASE AGREEMENT

        This Receivables Purchase Agreement (this “Agreement”) is made and entered into as of July 15, 2003, by and between SKYWORKS USA, INC., a Delaware corporation (“Purchaser”) and SKYWORKS SOLUTIONS, INC., a Delaware corporation (“Seller”).

WITNESSETH:

        On the terms and subject to the conditions set forth herein, Seller has agreed to sell, and Purchaser has agreed to purchase, on a “true sale” basis, certain of Seller’s Accounts Receivable.

ARTICLE I DEFINITIONS

        Section 1.1         Definitions.     Unless otherwise defined herein, all terms with their initial letters capitalized shall have the meanings given such terms in that certain Credit and Security Agreement dated the date hereof (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and between Purchaser and Wachovia Bank, National Association (the “Lender”).

        Section 1.2         Construction.     Unless the context otherwise clearly indicates, words used in the singular include the plural and words used in the plural include the singular.

ARTICLE II PURCHASE AND SALE OF ACCOUNTS RECEIVABLE

        Section 2.1         Agreement to Sell and Purchase Certain Accounts Receivable.     From time to time before the Purchase Termination Date but not during the continuation of any Default or Event of Default, Seller may on any Preparation Date offer to sell, and Purchaser may, in its discretion, purchase on the Settlement Date immediately following such Preparation Date, certain of Seller’s Accounts Receivable which arose before such Preparation Date, subject to the terms and conditions set forth herein.

        Section 2.2         Offering Accounts Receivable for Sale.     On or before each Preparation Date, Seller will notify Purchaser and Lender of those Accounts Receivable it desires to sell to Purchaser on the immediately following Settlement Date by delivering written notice to Purchaser, with a copy to Lender (each, a “Purchase Notice”), which Purchase Notice may be in the form of an executed Bill of Sale dated as of, and which will be effective as of, such Settlement Date. Such Purchase Notice shall specifically identify each of Seller’s Accounts Receivable it desires to sell and shall include the date such Account Receivable arose, its Face Value, invoice number, the Account Debtor, its due date, and any Deductions granted prior to the date of such Purchase Notice, all determined as of such Preparation Date, as applicable; provided, however, that Seller will notify Purchaser in writing on such Settlement Date if there is any change in any of the foregoing information relating to any of the Accounts Receivable identified in such Purchase Notice.

        Section 2.3         Accepting Accounts Receivable.     Purchaser, in its discretion, may purchase none, one or more, or all of Seller’s Accounts Receivable listed on a Purchase Notice by notifying Seller, on such Preparation Date, of those it desires to purchase. Seller will not offer for sale, and Purchaser shall not agree to purchase, and shall not purchase, any Account Receivable if it does not, at the time of Purchaser’s purchase thereof, constitute an Eligible Receivable in every respect, according to the definition of Eligible Receivable.

        Section 2.4         Purchase Transaction.     On each Settlement Date, Seller, if selling any Accounts Receivable to Purchaser on such Settlement Date, will execute and deliver to Purchaser a bill of sale dated as of such Settlement Date, which bill of sale will be substantially in the form of Exhibit A, attached hereto and made a part hereof (each, a “Bill of Sale”); provided that, if Seller delivered an executed Bill of Sale in accordance with Section 2.2, Seller need not execute and deliver a new Bill of Sale, but the Bill of Sale delivered in accordance with Section 2.2 shall become effective on such Settlement Date. In any event, Purchaser will deliver, or caused to be delivered, a copy of such Bill of Sale to Lender on such Settlement Date. Such Bill of Sale will list only those of Seller’s Accounts Receivable which Purchaser may, and has elected to, purchase in accordance with Section 2.3. The sale of the Accounts Receivable identified on a Bill of Sale shall not be deemed consummated until Lender shall have received a copy of such Bill of Sale, fully executed by Seller.

        Section 2.5         Payment of Purchase Price.     The Purchase Price for any Account Receivable purchased from Seller by Purchaser on any Settlement Date shall be paid on such Settlement Date in cash to the extent of the Cash Price of such Account Receivable and by an accrual on the Subordinated Note in an amount equal to the Deferred Price of such Account Receivable.

        Section 2.6         True Sale of Purchased Receivables.     The sale of each Account Receivable will constitute a “true sale” of all of Seller’s right, title and interest in and to such Account Receivable and its Related Rights and Property, and Purchaser shall take title to such Account Receivable and its Related Rights and Property without recourse to Seller except in the event such Account Receivable becomes a Recourse Receivable.

        Section 2.7         Repurchase of Recourse Receivables.

        (a)     If a Purchased Receivable becomes a Recourse Receivable, (a) the party who makes the determination that such Purchased Receivable has become a Recourse Receivable will immediately notify the other party and Lender and specifically identify such Recourse Receivable and the event or condition which has caused it to become a Recourse Receivable; (b) Purchaser will sell such Recourse Receivable to Seller, without recourse, at the next occurring Settlement Date and shall, to the extent requested by Seller, execute and deliver a bill of sale substantially similar to a Bill of Sale; and (c) Seller will repurchase such Recourse Receivables on such Settlement Date by paying the Repurchase Price to Purchaser.

        (b)     To the extent the Borrowing Base, as calculated without including a Recourse Receivable, is less than the Aggregate Advances, the Repurchase Price for such Recourse Receivable shall be paid by Seller in cash deposited into the Purchaser’s Account. Otherwise, the Repurchase Price shall be paid by Seller in the form of a reduction of the outstanding principal balance of the Subordinated Note.

        (c)     Any Policy claim which may have been submitted on a Recourse Receivable shall be withdrawn immediately after such Recourse Receivable is identified as such, and Seller, after repurchasing such Recourse Receivable, shall not make any claim under the Policy for payment of the Recourse Receivable.

        Section 2.8         Power of Attorney; Limited License.     Effective upon the Closing Date and thereafter, Seller hereby irrevocably names, constitutes, and appoints Purchaser and Purchaser’s officers, agents, employees and representatives its duly authorized attorney and agent with full power and authority to endorse in Seller’s name any checks or other instruments relating to (a) the Purchased Receivables purchased from Seller, including, without limitation, any Recourse Receivable until such Recourse Receivable is repurchased by Seller and (b) the Unsold Receivables. Seller grants Purchaser and, during the continuation of any Default or Event of Default, Lender a license to use any of its tradenames, trademarks, service marks, or other intellectual property for the limited purposes of billing, collecting, settling, compromising, or otherwise disposing of any Purchased Receivable purchased from Seller and its Related Rights and Property, and Purchaser and Lender may assign this limited license to any other person or entity which then or thereafter has any interest in and to such Purchased Receivable or Related Rights and Property and to Servicer for purposes of Servicer’s performing its duties under the Servicing Agreement.

        Section 2.9         Servicing of Accounts Receivable.

        (a)     On and after each Settlement Date, Purchaser shall have the sole right to receive all collections with respect to all Purchased Receivables it purchased on such Settlement Date. The foregoing notwithstanding, Purchaser and Seller agreed to engage Seller’s services as initial Servicer for all the Purchased Receivables pursuant to the terms set forth in the Servicing Agreement. Seller agrees to notify all Account Debtors of its respective Purchased Receivables to tender all payments on such Purchased Receivables to the Lockbox and to cooperate fully with the Servicer in all respects regarding the servicing of the Purchased Receivables. Collections received in the Lockbox shall be deposited in the Purchaser’s Account on each Business Day or at such other frequency as set forth in the agreements relating to the establishment and administration of the Lockbox. All collections on an Account Receivable received by a Person who is not the Obligee of such Account Receivable shall be held in trust for the Obligee and, in the case of a Purchased Receivable, promptly deposited into Purchaser’s Account or delivered to Servicer with proper endorsement for deposit by Servicer into the Purchaser’s Account.

        (b)     Purchaser and Seller acknowledge that certain, but not necessarily all, of the Accounts Receivable from time to time owing by a given Account Debtor may be sold to Purchaser and that each such Account Debtor may experience confusion at a given time over to whom it should make payment on such Accounts Receivable. To mitigate this risk of confusion and the associated delay in collecting such Accounts Receivable (both Purchased Receivables and Unsold Receivables), Purchaser and Seller agree that, with respect to those Account Debtors who have been pre-approved by the Underwriter and whose Accounts Receivable are nominally eligible for purchase by Purchaser, the Seller may direct such Account Debtors to make payment on Unsold Receivables to the Lockbox. Any items of payment or other collections on Unsold Receivables received into the Lockbox will be endorsed over to Purchaser and deposited in the Purchaser’s Account and, on each Settlement Date, such items of payment and collections will be paid over to Seller, in full, in accordance with Seller’s lawful instructions provided from time to time to Purchaser, Servicer, and Lender, to the extent such items of payment and other collections (i) have been reasonably identified as payment on an Unsold Receivable and (ii) have cleared the customary bank collection process for payments of like kind. Purchaser will direct Servicer to notify Purchaser, Seller, and Lender of any items of payment or other collections received in the Lockbox which are not identifiable as to any given Account Receivable, and Purchaser and Seller agree to cooperate in identifying the Person to whom such items of payment or other collections should be paid. If requested by Purchaser, Lender, or Servicer, Seller agrees from time to time to provide any of them with a listing of all Unsold Receivables with respect to which Seller has directed the Account Debtor thereof to make payment to the Lockbox. Seller agrees that the powers granted to Purchaser under Section 2.8, above, shall apply with equal force to Unsold Receivables; provided, however, that none of Purchaser, Servicer, or Lender shall be under any obligation whatsoever to enforce payment of any Unsold Receivable and that none of Purchaser, Servicer, or Lender will have any duty or obligation with respect to any Unsold Receivable other than as expressly set forth in this Section 2.9. In the event any item of payment received with respect to an Unsold Receivable is paid over to Seller and, thereafter, such item is returned unpaid or uncollected, or the depository institution which made the funds available to Seller for such item of payment is by law forced to disgorge the amount thereof to any Person other than Seller, then such depository institution may offset against Purchaser’s funds in the Purchaser’s Account, and Seller shall promptly reimburse Purchaser in an amount equal thereto upon Seller’s receipt of reasonably satisfactory evidence thereof.

        Section 2.10         Recharacterization.     The parties hereto intend that Purchaser’s purchase of the Purchased Receivables shall constitute an absolute sale, conveying good title, free and clear of any Liens other than Permitted Encumbrances. It is the intention of the parties that the initial funding of the Minimum Balance constitutes a contribution of capital to Purchaser, and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby and by the other Program Documents constitute a loan and not a contribution of capital or purchase and sale, then (a) Purchaser shall cease purchasing any additional Accounts Receivable, (b) this Agreement shall constitute a security agreement under applicable law, and (c) Seller does hereby grant Purchaser a first priority perfected security interest in and to all of Seller’s right, title, and interest, whether now owned or hereafter acquired, in, to, and under the Purchased Receivables and their Related Rights and Property to secure the obligations of Seller hereunder.

        Section 2.11         Related Rights and Property.     In all cases hereunder where an Account Receivable is sold or conveyed to a Person who then becomes the Obligee of such Account Receivable, the sale or conveyance of such Account Receivable shall be deemed to include the sale and conveyance of all of the Related Rights and Property relating to such Account Receivable.

ARTICLE III THE CLOSING

        Section 3.1         The Closing.     The closing of the transaction set forth herein shall occur on the Closing Date, contemporaneously with the closing of the Credit Agreement. In any event, this Agreement will not be effective until the Effective Date. Facsimile signatures of the parties hereto shall be sufficient to close this Agreement; provided that Seller and Purchaser agree to deliver fully executed, original counterparts of this Agreement and the other Program Documents to Lender’s counsel for receipt by Lender’s counsel no later than two Business Days following the Closing Date.

ARTICLE IV REPRESENTATIONS AND WARRANTIES

        Section 4.1         Representations and Warranties of Seller.     Seller hereby represents and warrants to Purchaser as follows (each of which representations and warranties shall be deemed to have been restated upon the delivery of each Bill of Sale to Purchaser):

        (a)     Organization; Location.     Seller is a corporation validly existing and in good standing under the laws of the state of its formation or organization and is authorized under such laws to conduct its business as currently conducted and to own its assets (including but not limited to its Accounts Receivable) as currently owned. The location of Seller’s chief executive office and all of its Books and Records relating to its Accounts Receivable, the state of incorporation of the Seller, the Seller’s federal tax identification number, and the Seller’s organizational identification number are identified in that certain Collateral Disclosure Certificate delivered by Seller as of even date herewith (the “Collateral Disclosure Certificate”).

        (b)     Capacity; Authority; Validity.     Seller has all necessary corporate power and authority to enter into this Agreement and to perform all of the obligations to be performed by it under this Agreement. This Agreement and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Seller. This Agreement has been duly executed and delivered by Seller, and, when executed by Purchaser, this Agreement will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with its terms.

        (c)     Conflict; Defaults.     Neither the execution and delivery of this Agreement by Seller, nor the consummation of the transactions contemplated hereby and thereby will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance required by, the terms of any order, law, regulation, contract, instrument, agreement, or commitment to which Seller is a party or by which it or its assets are bound, (ii) violate Seller’s articles of incorporation, bylaws, or other constitutional or charter documents, as the case may be, (iii) require any consent, approval, authorization or filing under any law, regulation, judgment, order, writ, decree, permit, license or agreement to which Seller is a party, or (iv) require the consent or approval of any other party to any contract, instrument, agreement, or commitment to which Seller is a party. Seller is not subject to any agreement with any regulatory authority which would prevent the consummation by Seller of the transactions contemplated by this Agreement. Seller is not in default under, and no event has occurred which with the lapse of time or action by a third party could result in a default under, the terms of any judgment, order, writ, decree, permit or license of any Governmental Body, whether at law or in equity, which could have a material adverse effect on the Purchased Receivables.

        (d)     Title to Purchased Receivables.     Seller has good and marketable title to its Accounts Receivable as the same arise, free and clear of any Lien except for Permitted Encumbrances. Execution and delivery of this Agreement and each Bill of Sale by the parties thereto (i) will vest in Purchaser good and marketable title to all the Accounts Receivable set forth from time to time in such Bills of Sale, free and clear of any Lien, other than Permitted Encumbrances, and (ii) constitute a valid, binding and enforceable sale and assignment of Seller’s interest in the Purchased Receivables set forth on such Bills of Sale.

        (e)     Litigation.     There is no claim, or any litigation, proceeding, arbitration, investigation or controversy pending, against or affecting Seller, which could have a material adverse effect on (i) the Purchased Receivables or (ii) the ability of Seller to consummate the transactions contemplated hereby, and to Seller’s knowledge, no such claim, litigation, proceeding, arbitration, investigation or controversy has been threatened in writing received by Seller or in any telephonic communication with Seller.

        (f)     Finders or Brokers.     Seller has not agreed to pay any fee or commission to any agent, broker, finder, or other person retained by it, for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby which would give rise to any valid claim against Purchaser for the payment of any such fee or commission.

        (g)     Effect of Law on Closing.     There is no foreign, federal, or state statute, rule or regulation, or order or rule of any Governmental Body which would prevent Seller from selling its Accounts Receivable to Purchaser as contemplated by this Agreement or which would prevent Seller from performing its obligation under this Agreement, the Servicing Agreement, or any other Program Document.

        (h)     No Outside Collection Agencies.     Seller has not employed or used the services of any outside collection agencies or other third parties for the purposes of collection or enforcement of any of its Accounts Receivable, except as contemplated in the Servicing Agreement or as may otherwise be required by Underwriter, so long as Purchaser has notified Lender of such Underwriter requirements.

        (i)     No Bulk Sale.     No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

        (j)     Nature of Purchased Receivables.     Each Purchased Receivable constitutes an “account,” “chattel paper,” or “general intangible,” as such terms are defined in the UCC.

        (k)     Purchased Receivables.     Each Purchased Receivable, at the time it was purchased by Purchaser pursuant to a Bill of Sale, constituted an Eligible Receivable in every respect, according to the definition of Eligible Receivable.

        (l)     No Misrepresentation.     Seller has made no material misrepresentation in any written document delivered to Purchaser, Lender, or Underwriter.

        (m)     No Default.     Seller is not in default under or with respect to any agreement, instrument, or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect on Seller and its Subsidiaries taken as a whole.

        Section 4.2         Representations and Warranties of Purchaser.     Purchaser represents and warrants to Seller as follows (each of which representations and warranties shall be deemed to have been restated upon the delivery of each Bill of Sale to Purchaser):

        (a)     Organization.     Purchaser is a corporation, validly existing and in good standing under the laws of the State of Delaware.

        (b)     Capacity; Authority; Validity.     Purchaser has all necessary corporate power and authority to enter into this Agreement and to perform all of the obligations to be performed by it under this Agreement. This Agreement and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of Purchaser, and this Agreement has been duly executed and delivered by Purchaser, and when executed by Purchaser, this Agreement will constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms.

        (c)     Conflicts; Defaults.     The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby or thereby by Purchaser will not (i) conflict with, result in the breach of, constitute a default under or accelerate the performance required by, the terms of any order, law, regulation, contract, instrument, agreement, or commitment to which Purchaser is a party or by which Purchaser is bound, (ii) violate the articles of incorporation or bylaws of Purchaser, (iii) require any consent, approval, authorization or filing under any law, regulation, judgment, order, writ, decree, permit or license to which Purchaser is a party or by which Purchaser or its assets are bound, or (iv) require the consent or approval of any other party to any contract, instrument, agreement, or commitment to which Purchaser is a party or by which Purchaser or its assets are bound, other than the approvals of regulatory authorities, if any, which have been obtained or will be obtained prior to or on the Closing Date. Purchaser is not subject to any agreement or understanding with any Governmental Body which would prevent the consummation by Purchaser of the transactions contemplated by this Agreement.

        (d)     Effect of Law on Closing.     There is no foreign, federal, or state statute, rule or regulation, or order or rule of any Governmental Body which would prevent Purchaser from purchasing Accounts Receivable as contemplated herein.

ARTICLE V CERTAIN COVENANTS

        Section 5.1         Mutual Covenants and Agreements.     Subject to the terms and conditions herein provided, each party to this Agreement shall use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable hereunder and under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each party to this Agreement will use its commercially reasonable efforts to obtain consents of all third parties and Governmental Bodies necessary for the consummation of the transactions contemplated by this Agreement. The parties and their respective officers, directors and/or employees shall use their commercially reasonable efforts to take such further actions subsequent to the Closing Date as are reasonably necessary, appropriate or desirable to carry out the purposes of this Agreement.

        Section 5.2         Certain Covenants of Seller.     Seller hereby agrees with Purchaser as follows:

        (a)     Financing Statements.     Seller authorizes Purchaser to prepare and file (at Seller’s cost) Financing Statements in any jurisdictions where Purchaser deems such filings to be reasonably necessary to give notice of Purchaser’s interest in and to the Purchased Receivables, and, if requested by Purchaser, Seller will promptly execute such Financing Statements and return them to Purchaser or its designee for filing.

        (b)     Access.     Seller shall (i) so long as there is then no Event of Default in existence, during Seller’s regular business hours and with reasonable prior notice, and during the existence of an Event of Default, at any time without prior notice, permit Purchaser, Lender, and Underwriter, and their respective authorized representatives, full access to its Books and Records as they relate to the Purchased Receivables and (ii) furnish Purchaser and, upon request, Lender and Underwriter with true, accurate and complete copies of the Underlying Contracts and other such records and all other information in its possession with respect to the Purchased Receivables as Purchaser, Lender, or Underwriter may request. Seller shall cause its personnel and its agents to provide Purchaser, Lender, and Underwriter, and their respective authorized representatives, assistance in each of their investigation of the matters set forth in clauses (i) and (ii) of the preceding sentence, all for purposes of monitoring compliance with this Agreement and the other Program Documents.

        (c)     Further Assurances and Assistance.     On or after the Closing Date, Seller shall give such further assurances to Purchaser, execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be reasonably necessary or appropriate to fully and effectively carry out the transactions contemplated hereby, including, without limitation, any additional Financing Statements. As reasonably requested by Purchaser, Lender, or Underwriter, Seller will provide reasonable assistance to Purchaser, Lender, and Underwriter, and their respective authorized representatives in obtaining access to information to assist Purchaser in financing and insuring the Purchased Receivables (or any portion thereof) as any of them may reasonably request, including, without limitation, reports currently prepared by Seller in the ordinary course of business in accordance with the Policies and Procedures, the Settlement Reports and other reports required of Purchaser by Lender under the Credit Agreement or Underwriter under the Policy, and any additional reports that Seller is obligated to provide under the Servicing Agreement. Seller shall (i) comply with all requirements under the Policy which are applicable to it in its capacity as Seller or originator of the Purchased Receivables and (ii) respond completely and accurately to all questionnaires, polls, surveys, or audits of its Policies and Procedures, Standard Terms, Books and Records, the Purchased Receivables and their Related Rights and Property, and other items delivered to or required of Seller by Lender or Underwriter. Except as otherwise provided in this Agreement, Seller shall take no action after the Closing Date which would be inconsistent with the effective transfer by Seller to Purchaser hereunder of Seller’s entire right, title and interest in and to the Purchased Receivables and their Related Rights and Property or which would demean or diminish Purchaser’s rights under the Policy.

        (d)     Seller agrees that it will not, without the prior written consent of Purchaser, Lender, and Underwriter, (i) change any of its Policies and Procedures or (ii) change, alter, amend, or otherwise modify the Standard Terms or the terms and conditions of any Underlying Contract.

        (e)     Seller agrees that it will not grant or consent to any Deductions to the Purchased Receivables without promptly notifying Purchaser thereof in writing, no later than the Settlement Date next occurring after the granting of such Deduction.

        (f)     Seller agrees that it will provide reasonable assistance to Purchaser in recovering, repossessing, reclaiming, or procuring the return of any goods represented by a Purchased Receivable and that it will set aside, mark with Purchaser’s name, and hold such goods for Purchaser’s account. Seller will promptly notify Purchaser of any such goods. Seller agrees to allow such goods to be stored without cost in a reasonably safe and secure location on Seller’s property and grants Purchaser, Lender, and Underwriter, and their respective authorized representatives, the right to enter upon its premises at any reasonable time and upon reasonable notice to inspect or remove such goods; provided that no such notice shall be required during the existence of an Event of Default.

ARTICLE VI CONDITIONS OF CLOSING

        Section 6.1         Conditions Precedent.     The parties’ respective obligations to consummate and perform the transactions contemplated by this Agreement are subject to the satisfaction or waiver of each of the conditions precedent that (i) each of the representations and warranties of each of the parties hereto shall be true and correct on the Closing Date, (ii) each of the conditions precedent set forth in the Credit Agreement shall have been satisfied or waived by Lender, and (iii) the Seller shall have delivered the Collateral Disclosure Certificate in form and substance satisfactory to the Purchaser.

ARTICLE VII INDEMNIFICATION AND RELATED TERMS

        Section 7.1         Seller’s Indemnification Obligations.     Seller shall be liable to and shall indemnify, defend and hold Purchaser, Lender, and Underwriter, and their respective officers, directors, employees, subcontractors, and permitted assigns, harmless from and against any and all Losses arising from or relating to (i) Seller’s breach of any representation, warranty or covenant expressly made by Seller hereunder or under any other Program Document or (ii) Seller’s failure to perform its obligations hereunder.

        Section 7.2         Survival of Indemnification Obligations.     Seller’s indemnification of Purchaser, Lender, and Underwriter shall survive Closing and the Program Termination Date.

ARTICLE VIII MISCELLANEOUS

        Section 8.1         Survival of Representations and Warranties.     The representations and warranties of each party contained in this Agreement or in any certificates or other instruments delivered pursuant to this Agreement will survive Closing and the Program Termination Date.

        Section 8.2         Notices.     All notices and other communications by Purchaser, Seller, or Lender hereunder shall be in writing to the other parties (and to Lender) and shall be deemed to have been duly given when delivered in person or to an overnight courier service, receipt requested, or sent via telecopy transmission, receipt requested or when posted by the United States registered or certified mail, with postage prepaid, addressed as follows:

To Seller:
Skyworks Solutions, Inc.:
20 Sylvan Road
Woburn, Massachusetts 01801
Attn: Paul E. Vincent
Fax: 781-376-3310
Confirmation: 781-376-3030

In any case, with copies to:

Wachovia Bank, National Association
One South Broad Street
Philadelphia, Pennsylvania 19107
Attn: Alison Price, Structured Trade
         Finance
Fax: 267-321-6600
Confirmation: 267-321-6550

Skyworks Solutions, Inc.
5221 California Avenue
Irvine, California 92612
Attn: Daniel N. Yannuzzi
Fax: 949-231-3206
Confirmation: 949-231-3200	To Purchaser: Skyworks USA, Inc. 103 Foulk Road, Suite 202 Wilmington, Delaware 19803 Attn: Robert A. Sagedy, Jr. Fax: 302-652-8667 Confirmation: 302-656-1950

or to such other addresses as a party or Lender may from time to time designate by notice as provided herein (or which Lender may provide to the parties), except that notices of change of address shall be effective only upon actual receipt.

        Section 8.3         Assignment.

(a)

The rights of any party under this Agreement shall not be assigned or transferred by any party without the prior written approval of the other party hereto and Lender; provided, however, that the parties hereto acknowledge and agree that:

(i)

Purchaser intends (A) to finance, in part, its purchase of the Purchased Receivables through extensions of credit from Lender and (B) to insure the collection of such Purchased Receivables under the Policy;

(ii)	that Purchaser may assign its rights under this Agreement, each other Program Document, and the Purchased Receivables to Lender in connection with such financing; and

(iii)

to the extent a Purchased Receivable is paid under the Policy, Purchaser may assign its rights under this Agreement, each other Program Document, and each Purchased Receivable so paid to Underwriter, to the extent such rights affect, or are related to, such Purchased Receivables;

(b)

During the continuation of any Default or Event of Default, Seller agrees that Lender shall have all the rights (but none of the obligations) of Purchaser hereunder, to the same extent as Purchaser, and that Seller shall continue to be bound by the terms of this Agreement as against Lender and Underwriter until the Program Termination Date.

(c)

Seller agrees that Lender and Underwriter are third-party beneficiaries to this Agreement (each to the extent described in this Section 8.3) and shall be entitled to and have standing to enforce the rights of Purchaser hereunder. Any attempt by any party to assign or transfer this Agreement contrary to the terms and conditions of this section shall be null and void.

        Section 8.4         Entire Agreement, Limited Third Party Beneficiaries.     This Agreement, together with the exhibits attached hereto, constitutes the entire agreement by the parties and supersedes any other agreement, whether written or oral, that may have been made or entered into between Seller and Purchaser (or by any of their respective officers, agents, or representatives) relating to the matters contemplated herein. Except as described in Section 8.3 hereof, no other person or entity shall be a third party beneficiary of this Agreement.

        Section 8.5         Amendments and Waivers.     This Agreement may be amended, modified, superseded, or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by each of the parties or, in the case of a waiver, by the party waiving compliance, and, in any event with the prior written consent of Lender and, to the extent such amendment, modification, superseding agreement, or cancellation relates to the Policy or the administration thereof, or the satisfaction of any requirements or conditions contained in the Policy, Underwriter. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any term, representation, warranty or covenant under this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any other condition or of any breach of any such condition of breach or waiver of any other condition or of any breach of any other term, representation, warranty or covenant under this Agreement.

        Section 8.6         Expenses.     Seller and Purchaser shall each bear their respective legal, accounting, and other costs in connection with the transactions herein and in the other Program Documents.

        Section 8.7         Captions; Counterparts.     The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts (and by each of the parties on separate signature pages), each of which shall be an original, but all of which together shall constitute one and the same instrument.

        Section 8.8         Governing Law.     This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws (other than Section 5-1401 of the New York General Obligations Laws).

        Section 8.9         Severability.     If any provision of this Agreement or portion thereof is held invalid, illegal, void or unenforceable by reason of any rule of law, administrative or judicial provision or public policy, such provision shall be ineffective only to the extent invalid, illegal, void or unenforceable, and the remainder of such provision and all other provisions of this Agreement shall nevertheless remain in full force and effect.

        Section 8.10         WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.     EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER PROGRAM DOCUMENT; (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE COURTS OF THE STATES OF NEW YORK AND NORTH CAROLINA AND THE UNITED STATES DISTRICT COURTS OF NORTH CAROLINA AND THE SOUTHERN DISTRICT OF NEW YORK FOR THE ENFORCEMENT OF THIS AGREEMENT AND THE OTHER PROGRAM DOCUMENTS; (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATES AND DISTRICTS DESCRIBED ABOVE FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT OR THE OTHER PROGRAM DOCUMENTS; AND (D) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION 8.2. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT ANY PARTY FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST ANY OTHER PARTY PERSONALLY, AND AGAINST ANY ASSETS OF SUCH OTHER PARTY, WITHIN ANY OTHER STATE OR JURISDICTION.

[Signatures on following page]

        IN WITNESS WHEREOF, each of Seller and Purchaser have caused this Receivables Purchase Agreement to be duly executed under seal as of the first above written.

PURCHASER SKYWORKS USA, INC. (SEAL)
By:/s/ Robert A. Sagedy, Jr. Name:Robert A. Sagedy, Jr. Title: SELLER SKYWORKS SOLUTIONS, INC. (SEAL) By:/s/ Paul E. Vincent Name:Paul E. Vincent Title:Chief Financial Officer

EXHIBIT A TO PURCHASE AGREEMENT

BILL OF SALE

Settlement Date: _______________________

THIS BILL OF SALE is made as of the date above written by Skyworks Solutions, Inc., a corporation organized under the laws of the State of Delaware (“Seller”), and is delivered pursuant to that certain Receivables Purchase Agreement dated as of July 15, 2003, by and among Skyworks Solutions, Inc. and Skyworks USA, Inc. (the “Purchase Agreement”). Unless otherwise defined herein, capitalized terms used in this Bill of Sale have the meanings given such terms in the Purchase Agreement and that certain Credit and Security Agreement dated as of July 15, 2003, by and between Wachovia Bank, National Association, and Purchaser (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

By these presents, and for good and valuable consideration, the receipt of which is hereby acknowledged, Seller hereby does sell, convey, transfer, assign, and set over unto Purchaser all of Seller’s right, title, and interest in and to those of Seller’s Accounts Receivable shown on Exhibit A, attached hereto and made a part hereof, and all of their respective Related Rights and Property (each, a “Purchased Receivable” and, collectively, the “Purchased Receivables”), the sale, conveyance, transfer, assignment, and setting over hereunder being made under and subject to the Purchase Agreement. Seller hereby represents and warrants to Purchaser, that:

    (a)    Seller (i) is the true, lawful, and sole owner of the Purchased Receivables; (ii) has good, absolute, and marketable title to the Purchased Receivables free of all Liens other than Permitted Encumbrances; and (iii) has the right to sell, convey, transfer, assign, and set over unto Purchaser each of the Purchased Receivables without restriction;

    (b)    Each Purchased Receivable qualifies as an “Eligible Receivable” in every respect, in accordance with the definition of “Eligible Receivable” as set forth in the Credit Agreement; and

    (c)    Each of the representations and warranties made by Seller in the Purchase Agreement are true and correct in all material respects on this date, as if made on this date, and Seller is in material compliance with all the terms, conditions, and covenants set forth in the Purchase Agreement.

IN WITNESS WHEREOF, Seller has caused its duly authorized Senior Officer to execute this Bill of Sale, under seal, as of the date first above written.

Skyworks Solutions, Inc., a Delaware Corporation (SEAL) By: Title: